Exhibit 99.1

June 17, 2013

GenMark Diagnostics Updates Annual Revenue Guidance

GenMark expects to grow 50% year over year despite revenue uncertainties from largest customer

CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today updated its annual revenue guidance for the year ending December 31, 2013. As a result of additional uncertainties relating to the future revenue contribution from its largest customer, together with persisting reimbursement and other challenges affecting the emerging pharmacogenomics market sector, the Company is updating its annual revenue guidance to approximately $ 30 million from its original estimate of approximately $ 35 million.

“Our core business continues to exceed our expectations, with new customers, increasing placements of new analyzers and expanded menu utilization,” stated GenMark’s President & CEO Hany Massarany. “As previously communicated, we remained prudently cautious regarding the future revenue contribution from the pharmacogenomics sector, including our single largest customer. In light of the recent developments which introduced additional uncertainty regarding this customer, we have taken a more conservative outlook and reduced our revenue expectations for the remainder of the year,” Massarany further stated. “Nevertheless, we believe the significant growth rates we are experiencing in our core business strengthen our position and support year-over-year growth of about 50%, resulting in approximately $ 30 million of annual revenue. Furthermore, we continue to make excellent progress toward the development of our NexGen sample-to-answer system, which we believe will fuel significant growth and our future success as a global leader in molecular diagnostics.”

INVESTOR CONFERENCE CALL

GenMark will hold a conference call to discuss today’s announcement at 4:45PM EDT today. The conference call and webcast can be accessed live through the Company’s website under the Investor Relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 97857118 approximately five minutes prior to the start time.

ABOUT GENMARK

GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. GenMark currently markets four tests that are FDA cleared for IVD use: Cystic Fibrosis Genotyping Test, Respiratory Virus Panel, Thrombophilia Risk Test, and Warfarin Sensitivity Test. A number of other tests, including HCV Genotyping, 2C19 Genotyping, and 3A4/3A5 Genotyping are available for research use only. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our expected 2013 financial performance, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, third-party payor reimbursement to our customers, the loss of a significant customer, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Contacts

GenMark Diagnostics, Inc.

Hany Massarany

President & Chief Executive Officer

(760) 448-4358

Source: GenMark Diagnostics, Inc.